UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by The Bancorp, Inc. (the “Registrant”) with the Securities and Exchange Commission on May 19, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Registrant’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.  No other changes have been made to the Original Filing.

Item 5.07(d). Submission of Matters to a Vote of Security Holders.

At the Registrant’s 2011 Annual Meeting of Stockholders held on May 12, 2011 (the “Meeting”), the Registrant’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Registrant’s named executive officers – or future “say-on-pay” votes. As previously reported by the Registrant, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote.

In consideration of the stockholder vote at the Meeting on the frequency proposal, at a meeting of the Registrant’s Board of Directors (the “Board”)  held immediately following the Meeting, the Board decided that the Registrant will hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders. Accordingly, the Registrant will include an advisory “say-on-pay” vote every year in its future proxy materials until the next stockholder vote on the frequency of “say-on-pay” votes, which will be no later than the Registrant’s annual meeting of stockholders in 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary